                                                                EXHIBIT 2



                          AGREEMENT AND PLAN OF MERGER


                                     Between


                                 SUNAMERICA INC.


                                       and


                       AMERICAN INTERNATIONAL GROUP, INC.











                           Dated as of August 19, 1998


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                                TABLE OF CONTENTS


                          AGREEMENT AND PLAN OF MERGER

RECITALS   ....................................................................1

                                    ARTICLE I

                       The Merger; Closing; Effective Time

1.1.       The Merger..........................................................2
1.2.       Closing.............................................................2
1.3.       Effective Time......................................................2

                                   ARTICLE II

                          Certificate of Incorporation
                                   and Bylaws
                          of the Surviving Corporation

2.1.       The Certificate of Incorporation....................................3
2.2.       The Bylaws..........................................................3

                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

3.1.       Directors...........................................................3
3.2.       Officers............................................................3

                                   ARTICLE IV

                         Effect of the Merger on Stock;
                            Exchange of Certificates

4.1.       Effect on Stock.....................................................4
           (a)    Merger Consideration.........................................4
           (b)    Cancellation of Common Shares................................4
           (c)    Parent Capital Stock.........................................4
4.2.       Exchange of Certificates for Common Shares..........................5
           (a)    Exchange Agent...............................................5

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           (b)    Exchange Procedures..........................................5
           (c)    Distributions with Respect to Unexchanged Common Shares......6
           (d)    Transfers....................................................6
           (e)    Fractional Shares............................................6
           (f)    Termination of Exchange Fund.................................7
           (g)    Lost, Stolen or Destroyed Certificates.......................7
           (h)    Affiliates...................................................7
4.3.       Dissenters' Rights..................................................8
4.4.       Adjustments to Prevent Dilution.....................................8
4.5.       Treatment of Preferred Shares and Depositary Shares.................8
4.6.       Treatment of the Security Units.....................................8

                                    ARTICLE V

                         Representations and Warranties

5.1.       Representations and Warranties of the Company.......................8
           (a)    Organization, Good Standing and Qualification................8
           (b)    Capital Structure...........................................10
           (c)    Corporate Authority; Approval and Fairness..................11
           (d)    Governmental Filings; No Violations.........................12
           (e)    Company Reports; Financial Statements; Undisclosed
                    Liabilities; Statutory Statements.........................13
           (f)    Absence of Certain Changes..................................15
           (g)    Litigation and Liabilities..................................15
           (h)    Employee Benefits...........................................16
           (i)    Compliance with Laws; Permits...............................18
           (j)    Takeover Statutes...........................................20
           (k)    Environmental Matters.......................................20
           (l)    Taxes.......................................................21
           (m)    Intellectual Property.......................................22
           (n)    Brokers and Finders.........................................23
           (o)    No Regulatory Disqualifications.............................23
           (p)    Insurance Business..........................................23
           (q)    Liabilities and Reserves....................................25
           (r)    Separate Accounts...........................................26
           (s)    Material Contracts..........................................26
           (t)    Year 2000 Compliance........................................27
           (u)    Investment Contracts, Funds and Clients.....................27
           (v)    Company Broker/Dealers......................................28
           (w)    Pooling of Interests; Reorganization........................29
           (x)    Derivatives.................................................29
5.2.       Representations and Warranties of Parent...........................29

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           (a)    Organization, Good Standing and Qualification...............30
           (b)    Capital Structure...........................................30
           (c)    Corporate Authority.........................................30
           (d)    Governmental Filings; No Violations.........................31
           (e)    Parent Reports; Financial Statements; Undisclosed
                    Liabilities...............................................32
           (f)    Absence of Certain Changes..................................33
           (g)    Litigation and Liabilities..................................33
           (h)    Compliance with Laws........................................33
           (i)    Year 2000 Compliance........................................35
           (j)    Takeover Statutes...........................................35
           (k)    Pooling of Interests; Reorganization........................35
           (l)    Separate Operating Company..................................35

                                   ARTICLE VI

                                    Covenants

6.1.       Company Interim Operations.........................................35
6.2.       Acquisition Proposals..............................................37
6.3.       Information Supplied...............................................38
6.4.       Stockholders Meeting...............................................39
6.5.       Filings; Other Actions; Notification...............................39
6.6.       Pooling............................................................40
6.7.       Access.............................................................40
6.8.       Affiliates.........................................................41
6.9.       Stock Exchange Listing and De-listing..............................42
6.10.      Publicity..........................................................42
6.11.      Benefits...........................................................42
           (a)    Stock Options and Other Awards..............................42
           (b)    Employee Benefits...........................................43
6.12.      Expenses...........................................................45
6.13.      Indemnification; Directors' and Officers' Insurance................45
6.14.      Preferred Shares and Depositary Shares.............................46
6.15.      Security Units.....................................................47
6.16.      Other Actions by the Company and Parent............................47
           (a)    Takeover Statute............................................47
           (b)    Dividends...................................................47
6.17.      Compliance with 1940 Act Section 15................................47
6.18.      Fund Client Contracts..............................................48
6.19.      Non-Fund Advisory Contracts........................................48
6.20.      Qualification of the Fund Clients; Fund Client Boards..............48
6.21.      Board of Directors of Parent.......................................49
6.22.      Delivery of Disclosure Information.................................49

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6.23.      SunAmerica Inc.....................................................49
6.24.      Thrift Application.................................................49

                                   ARTICLE VII

                                   Conditions

7.1.       Conditions to Each Party's Obligation to Effect the Merger.........49
           (a)    Stockholder Approval........................................49
           (b)    NYSE Listing................................................49
           (c)    Regulatory Consents.........................................49
           (d)    Litigation..................................................50
           (e)    S-4.........................................................50
           (f)    Blue Sky Approvals..........................................50
           (g)    Pooling of Interests........................................50
           (h)    Affiliates Letters..........................................50
7.2.       Conditions to Obligations of Parent................................50
           (a)    Representations and Warranties..............................50
           (b)    Performance of Obligations of the Company...................51
           (c)    Consents....................................................51
           (d)    Tax Opinion.................................................51
           (e)    Client Approvals............................................51
7.3.       Conditions to Obligation of the Company............................52
           (a)    Representations and Warranties..............................52
           (b)    Performance of Obligations of Parent........................52
           (c)    Consents Under Agreements...................................52
           (d)    Tax Opinion.................................................52

                                  ARTICLE VIII

                                   Termination

8.1.       Termination by Mutual Consent......................................53
8.2.       Termination by Either Parent or the Company........................53
8.3.       Termination by Parent..............................................54
8.4.       Effect of Termination and Abandonment..............................54

                                   ARTICLE IX

                            Miscellaneous and General

9.1.       Survival...........................................................55
9.2.       Modification or Amendment..........................................55

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9.3.       Waiver of Conditions...............................................55
9.4.       Counterparts.......................................................55
9.5.       GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL......................55
9.6.       Notices............................................................56
9.7.       Entire Agreement; No Other Representations.........................57
9.8.       No Third Party Beneficiaries.......................................57
9.9.       Obligations of Parent and of the Company...........................57
9.10.      Severability.......................................................57
9.11.      Interpretation.....................................................58
9.12.      Assignment.........................................................58
9.13.      Right to Revise Form of Merger.....................................58


Exhibit A         --      Voting Agreement

Exhibit A-1       --      Form of Company Affiliate Letter

Exhibit A-2       --      Form of Parent Affiliate Letter



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                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of August 19, 1998, between SunAmerica Inc., a Maryland corporation (the "Company"), and American International Group, Inc., a Delaware corporation ("Parent").


                                    RECITALS

                  WHEREAS, the Boards of Directors of the Company and Parent have approved this Agreement, declared that this Agreement is advisable, and adopted the plan of merger set forth herein whereby the Company will merge with and into Parent upon the terms and subject to the conditions set forth in this Agreement (the "Merger");

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

                  WHEREAS, it is intended that, for financial accounting purposes, the Merger shall be accounted for as a "pooling of interests";

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, a certain stockholder of the Company has entered into a voting and conversion agreement, dated as of the date hereof and attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which such stockholder has agreed, among other things, to (i) vote all of his Common Shares and Class B Shares (both as defined below) in favor of the Merger and (ii) elect to convert each Class B Share held by him into one Common Share, such conversion to be effective immediately prior to the Effective Time (as defined below) ; and

                  WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       The Merger; Closing; Effective Time

                  1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Company shall be merged with and into Parent and the separate corporate existence of the Company shall thereupon cease. Parent shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of Parent with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Maryland General Corporation Law, as amended (the "Maryland Code"), and the Delaware General Corporation Law (the "DGCL").

                  1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 a.m. New York City time on the tenth business day after which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                  1.3. Effective Time. As soon as practicable following the Closing, Parent will (i) cause Articles of Merger (the "Articles of Merger") to be executed, acknowledged and filed with and accepted for record by the State Department of Assessments and Taxation of Maryland (the "Department") pursuant to Maryland Code Section 3-107 and (ii) cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in DGCL Section 251. The Merger shall become effective on the date on which the latest of the following actions shall have been completed: (i) at the time when the Articles of Merger are accepted for record by the Department, (ii) the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware or (iii) such later time agreed to by the Company and Parent and established under the Articles of Merger and the Delaware Certificate of Merger but not later than 30 days after the date of its filing and acceptance for record by the Department (the "Effective Time").



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                                   ARTICLE II

                          Certificate of Incorporation
                                   and Bylaws
                          of the Surviving Corporation

                  2.1. The Certificate of Incorporation. The Certificate of Incorporation of Parent, as amended, as in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law.

                  2.2. The Bylaws. The bylaws of Parent in effect at the Effective Time shall continue to be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.


                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

                  3.1. Directors. Except as contemplated by Section 6.21, the directors of Parent at the Effective Time shall, from and after the Effective Time, continue to be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

                  3.2. Officers. The officers of Parent at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.


                                   ARTICLE IV

                         Effect of the Merger on Stock;
                            Exchange of Certificates

                  4.1. Effect on Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any stock of the
Company:


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                  (a) Merger Consideration. Subject to Section 4.2(e), each
share of the Common Stock, par value $1.00 per share, of the Company (a "Common Share" or, collectively, the "Common Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any Subsidiary (as defined in Section 5.1) of Parent (collectively, the "Parent Companies") or Common Shares that are owned by the Company or any Subsidiary of the Company other than the 8,707,500 Non-Transferable Class B Shares held by the Company's Subsidiary, Stanford Ranch, Inc. and in each case not held on behalf of third parties (collectively, "Excluded Common Shares")) shall be converted into, and become exchangeable for, 0.855 (the "Exchange Ratio") shares (the "Merger Consideration") of Common Stock, par value $2.50 per share, of Parent ("Parent Common Stock").

                  (b) Cancellation of Common Shares.

                  (i) At the Effective Time, all Common Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Common Shares (other than Excluded Common Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Common Shares have been converted pursuant to this Section 4.1(b) and any distribution or dividend pursuant to Section 4.2(c).

                  (ii) Each Common Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company or any Subsidiary of the Company (in each case other than Common Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) Parent Capital Stock. At and after the Effective Time, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time (except as set forth in the next sentence hereof) shall remain an issued and outstanding share of capital stock of the Surviving Corporation and shall not be affected by the Merger. At the Effective Time, each share of Parent Common Stock owned by the Company or any Subsidiary of the Company (in each case other than Common Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, become authorized but unissued stock of the Company.

                  4.2. Exchange of Certificates for Common Shares.

                  (a) Exchange Agent. Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld, (the "Exchange Agent"), for the benefit of the holders of Common Shares immediately prior to the Effective Time, certificates representing the shares of Parent Common Stock and cash in lieu of fractional shares and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to Section 4.2(c) in exchange for Common Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Common Shares (other than holders of Excluded Common Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock or (B) if applicable, any cash, unpaid dividends or other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV and (y) a check in the amount (after giving effect to any required tax withholdings) of
(A) any cash in lieu of fractional shares plus (B) if applicable, any cash, unpaid non-stock dividends and any other dividends or other distributions, that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other

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



than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

                  For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

                  (c) Distributions with Respect to Unexchanged Common Shares. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                  (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Common Shares that were outstanding immediately prior to the Effective Time.

                  (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Common Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent within five business days after the date upon which the Certificate(s) (or affidavit(s) of loss in lieu thereof) that would otherwise result

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in the issuance of such fractional shares of Parent Common Stock have been received by the Exchange Agent.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid or transferred to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1, Section 4.2(c) and Section 4.2(e) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) and Section 4.2(e) upon due surrender of and deliverable in respect of the Common Shares represented by such Certificate pursuant to this Agreement.

                  (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section
6.8 hereof.

                  4.3. Dissenters' Rights. In accordance with Section 3-202(c) of the Maryland Code, no right to demand or receive fair value shall be available to holders of Shares (as defined in Section 5.1(b)) in connection with the Merger.

                  4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares (other than as permitted by this Agreement), or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock

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



dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

                  4.5. Treatment of Preferred Shares and Depositary Shares. The Preferred Shares and the Depositary Shares (as each term is defined in Section 5.1(b)) shall be treated as set forth in Section 6.14.

                  4.6. Treatment of the Security Units. The Security Units (as defined in Section 5.1(b)) shall be treated as set forth in Section 6.15.


                                    ARTICLE V

                         Representations and Warranties

                  5.1. Representations and Warranties of the Company. Except as set forth in the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement, or in accordance with Section 6.22 hereof (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent that (it being understood that the words "to the Knowledge of the Company" or "the Company's Knowledge" and any words of similar import shall mean the actual knowledge of the persons whose names are set forth in Section 5.1(a)(i) of the Company Disclosure Letter; provided, however, when such representations and warranties are given as of the Closing Date as conditions to Closing, such words shall mean to the actual knowledge of such persons and Gary Krat after reasonable inquiry of others within the Company and its Subsidiaries):

                  (a)      Organization, Good Standing and Qualification.

                  (i) Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's charter and bylaws, and, promptly following the date of this Agreement, the Company will make available the charter and bylaws or other comparable governing instruments of its material Subsidiaries, each as amended to date. The Company's and its material Subsidiaries' charter and bylaws made available are in full force and effect. As promptly as practicable following the date of this Agreement,

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



the Company shall deliver to Parent Section 5.1(a)(ii) of the Company Disclosure Letter which contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business, and the jurisdictions where the transactions contemplated by this Agreement will require Parent to obtain "change in control" approvals from applicable regulators.

                  As used in this Agreement, the term (x) "Subsidiary" means, with respect to the Company or Parent, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries (other than voting securities as to which instructions are taken as to voting and other than entities which do not conduct any activity relating to the operations of the Company), (y) "Company Material Adverse Effect" means a material adverse effect on the financial condition, operations, properties, business or results of operations of the Company and its Subsidiaries taken as a whole or an effect which is reasonably likely to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (ii) The Company conducts its insurance operations through SunAmerica Life Insurance Company of America, SunAmerica National Life Insurance Company, First SunAmerica Life Insurance Company, Anchor National Life Insurance Company and CalAmerica Life Insurance Company (collectively, the "Company Insurance Companies"). As promptly as practicable following the date of this Agreement, the Company will deliver to Parent Section 5.1(ii) of the Company Disclosure Letter which sets forth the jurisdictions where the Company Insurance Companies are domiciled or "commercially domiciled" and licensed to do an insurance business for insurance regulatory purposes. Each of the Company Insurance Companies is (A) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in its jurisdiction of incorporation, (B) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (C) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as defined in Section 5.1(e))), except, in each case, where the failure to be so licensed or authorized is not reasonably likely to have a Company Material Adverse Effect. The Company and each of the Company Insurance Companies have made all required filings under applicable insurance company statutes except where the failure to file is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (b) Capital Structure. The authorized stock of the Company consists of 350,000,000 Common Shares, of which 179,469,132 Common Shares were outstanding as of the close of business on July 31, 1998, 25,000,000 shares of Non-Transferable Class B Stock, par value $1.00 per share (the
"Non-Transferable Class B Shares"), of which 16,272,702 Non-Transferable Class
B Shares were outstanding as of the date hereof and of which 8,707,500 Non-Transferable Class B Shares were held by Stanford Ranch, Inc. (all such Non-Transferable Class B Shares held by Stanford Ranch, Inc. being without voting rights), 15,000,000 shares of Transferable Class B Stock, par value
$1.00 per share (the "Transferable Class B Shares" and, together with the Non-Transferable Class B Shares, the "Class B Shares"), none of which were outstanding as of the close of business on the date hereof, and 20,000,000 shares of preferred stock, no par value, of which 92,000 shares have been designated Series E Mandatory Conversion Premium Dividend Preferred Stock (the "Preferred Shares" and together with the Common Shares and Class B Shares, the "Shares"), and of which 80,000 Preferred Shares were outstanding as of the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of October 31, 1998, there will be no Preferred Shares or Depository Shares (as defined below) outstanding, and as of the Effective Time, there will be no Class B Shares or Security Units (as defined below) outstanding. The Company has no commitments to issue or deliver Shares except that, as of August 19, 1998, there were 40,335,140 Common Shares reserved for issuance pursuant to the Company's 1997 Employee Incentive Stock Plan, 1988 Employee Stock Plan, 1995 Performance Stock Plan Amended and
Restated 1996, 1997 Long-Term Incentive Plan, 1998 Long-Term Performance-Based Incentive Plan for the Chief Executive Officer, 1997 Employee Stock Purchase Plan, Long-Term Performance Based Incentive Plan Amended and Restated 1997, Non-Employee Directors' Stock Option Plan and 1987 Restricted Stock Plan (collectively, the "Stock Plans"), 13,340,591 Common Shares subject to issuance upon conversion of the Non-Transferable Class B Shares pursuant to the Voting Agreement, 18,000,000 Common Shares subject to issuance upon the conversion of the Preferred Shares and the simultaneous conversion of the $3.10 Depositary Shares (the "Depositary Shares") (plus additional Common Shares subject to issuance pursuant to Section 3 of the Articles Supplementary dated October 30, 1995 governing the terms of the Preferred Shares in respect of accrued and unpaid dividends) and 17,250,000 Common Shares subject to issuance on conversion of the Company's 8 1/2% Premium Equity Redemption Cumulative
Security Units (the "Security Units") pursuant to the terms thereof. As promptly as practicable following the date of this Agreement, the Company will deliver to Parent Section 5.1(b) of the Company Disclosure Letter which will contain a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no Shares authorized, reserved, issued or outstanding and there are no preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character relating to the issued or unissued share capital or other ownership interest of the Company or any of its Subsidiaries or any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or its Subsidiaries, and no securities evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this subsection (b), convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

                  (c)      Corporate Authority; Approval and Fairness.

                  (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of the Merger by the holders of at least two-thirds of the outstanding Common Shares and Class B Shares (each voting separately as a class), respectively, entitled to vote on the matter (the "Company Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                  (ii) The Board of Directors of the Company (A) has unanimously adopted the plan of merger set forth herein and approved this Agreement and the other transactions contemplated hereby, (B) has declared that the Merger and this Agreement and the other transactions contemplated hereby are advisable, and
(C) has received the opinions of its financial advisors, Goldman, Sachs & Co. and Wasserstein Perella & Co., Inc., to the effect that as of the date hereof, the Exchange Ratio to be received by the holders of the Common Shares in the Merger is fair to such holders from a financial point of view.

                  (d) Governmental Filings; No Violations.

                  (i) Other than the filings and/or notices (A) pursuant to
Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), (C) to comply with state securities or "blue-sky" laws, (D) required to be made with the New York Stock Exchange, Inc. (the "NYSE"), the National

Association of Securities Dealers, Inc. ("NASD") and the Pacific Exchange, Inc., and other applicable self-regulatory organizations, applicable state banking authorities and applicable federal regulatory agencies including the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, and (E) the filing of appropriate documents with, and, to the extent necessary, approval of, the respective Commissioners of Insurance of the states of Arizona, California, New York and the insurance authorities of the Cayman Islands and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company, Parent or any of their respective subsidiaries is domiciled or does business, no filings, reports or notices are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the charter or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation, whether written or oral ("Contracts" and individually, a "Contract"), binding upon the Company or any of its Subsidiaries (provided, as to consummation, the filings, reports and notices are made, and approvals are obtained, as referred to in Section 5.1(d)(i) or Section 6.18) or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit, registration, authorization or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. As promptly as practicable following the date of this Agreement, the Company will deliver to Parent Section 5.1(d) of the Company Disclosure Letter which sets forth, to the Knowledge of the Company, a correct and complete list in all material respects of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

                  (e) Company Reports; Financial Statements; Undisclosed Liabilities; Statutory Statements.

                  (i) The Company has delivered or made available to Parent each registration statement, report, proxy statement or information statement prepared by it since September 30, 1995, including (A) the Company's Annual Report on Form 10-K for the year ended September 30, 1997 (the "Audit Date," and such report on Form 10-K, the "1997 10-K") and (B) the Company's Quarterly Report on Form 10-Q for the periods ended December 31, 1997, March 31, 1998 and June 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed with the SEC subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in stockholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") consistently applied during the periods involved, except as may be noted therein.

                  (ii) Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998, and for liabilities incurred in the ordinary course of business consistent with past practice, since June 30, 1998, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect.

                  (iii) Each of the Company Insurance Companies has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the "Company SAP Statements"). The Company has delivered or made available to Parent all Company SAP Statements for each Company Insurance Company for the period ended December 31, 1995, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory agency. Financial statements included in the Company SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Company Insurance Companies as at the respective dates thereof and the results of operations of such Company Insurance Companies for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. Except as indicated therein, all assets that are reflected on the Company SAP Statements comply with applicable Insurance Laws with respect to admitted assets and are in an amount at least equal to the minimum amounts required by applicable Insurance Laws. The statutory balance sheets and income statements included in the Company SAP Statements have been audited by PricewaterhouseCoopers LLP and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto. As promptly as practicable following the date of this Agreement, the Company will deliver or make available to Parent true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1995 relating to the Company Insurance Companies.

                  (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practice and there has not been (i) any change in the financial condition, operations, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which the Company has Knowledge, that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, except for such damage, destruction or other casualty loss which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; (iii) any change by the Company in accounting principles, practices or methods other than as required by U.S. GAAP or as disclosed in the Company Reports or Company SAP Statements filed prior to the date hereof; (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the stock of the Company, except for cash dividends on its capital stock publicly announced prior to the date hereof; (v) any addition, or any development involving a prospective material addition, to the Company's consolidated reserves for future policy benefits or other policy claims and benefits, except for such additions or developments which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; or (vi) any change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of the Company or any Company Insurance Company not disclosed in the Company Reports or Company SAP Statements filed prior to the date hereof except as required by U.S. GAAP. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) other than increases or amendments in the ordinary course consistent with past practice.

                  (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)) and occupational safety and health matters, or any other facts or circumstances of which the Company has Knowledge that is reasonably likely to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (h) Employee Benefits.

                  (i) A copy of each material bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, welfare, fringe benefits or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any Compensation and Benefit Plan containing a "change of control" or similar provision is identified in Section 5.1(h) of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries has any commitment, oral or written, to create any additional material Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan in a material respect.

                  (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any regulations and rules promulgated thereunder, and all required filings and disclosures with respect to any Compensation and Benefit Plan have been made. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received all required favorable determination letters (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under
Section 501(a) of the Code) from the Internal Revenue Service (the "IRS"), including with respect to "TRA" (as defined in Rev. Proc. 93-39), and the Company is not aware of any circumstances reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the Knowledge of the Company, threatened legal action, suit, claim or governmental investigation relating to any of the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would be reasonably likely to subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                  (iii) No liability (other than for payment of premiums to Pension Benefit Guaranty Corporation ("PBGC")), under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"). The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or any ERISA Affiliate Plan within the 12-month period ending on the date hereof.

                  (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan as of the date hereof have been made or have been reflected on the Company's most recent financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries (A) has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
Section 401(a)(29) of the Code or (B) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                  (v) Under each Pension Plan which is a single-employer plan and each ERISA Affiliate Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the most recent actuarial valuation of such Pension Plan and ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan, and to the Knowledge of the Company, since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                  (vi) Neither the Company nor any of its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan (other than benefits mandated under Section 4980B of the Code). The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

                  (vii) Except as set forth in the Company Disclosure Letter, the consummation of the Merger and the other transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) will not (A) entitle any employee, consultant or director of the Company or any of its Subsidiaries to any payment (including severance pay or similar compensation) or any increase in compensation, (B) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans or (D) result in any of Parent, the Company or the Surviving Corporation being obligated to make a payment that would be reasonably likely to be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (viii) Neither the Company nor any Subsidiary maintains any Compensation and Benefit Plan covering foreign employees.

                  (ix) With respect to each Compensation and Benefit Plan, if applicable, the Company has provided, made available, or will make available upon request, to the Parent, true and complete copies of existing: (A) the two most recent Forms 5500 filed with the IRS; (B) the most recent actuarial report and financial statement; (C) the most recent summary plan description; (D) the forms filed with the PBGC (other than for premium payments); (E) the most recent determination letter issued by the IRS; and (F) any Form 5310 or Form 5330 filed with the IRS.

                  (i)      Compliance with Laws; Permits.

                  (i) The business and operations of the Company Insurance Companies have been conducted in compliance with all applicable foreign, federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each Company Insurance Company and, to the Company's Knowledge, its agents have marketed, sold and issued insurance and annuity and guaranteed investment products in compliance, in all material respects, with all Insurance Laws applicable to the business of such Company Insurance Company and such activities and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (A) all applicable prohibitions against withdrawal of business lines, (B) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance, (C) all applicable requirements relating to insurance product projections and illustrations, and (D) all applicable requirements relating to the advertising, sales and marketing of insurance and annuity products and guaranteed investment contracts. In addition,
(X) there is no pending or, to the Knowledge of the Company, threatened charge by any insurance regulatory authority that any of the Company Insurance Companies has violated, nor any pending or, to the Knowledge of the Company threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would, individually or in the aggregate, be reasonably like to have a Company Material Adverse Effect; (Y) none of the Company Insurance Companies is subject to any order or decree of any insurance regulatory authority relating specifically to such Company Insurance Company (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect; and (Z) the Company Insurance Companies have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (ii) In addition to Insurance Laws, except as set forth in the Company Reports filed prior to the date hereof or as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively with Insurance Laws, "Laws"). Except as set forth in the Company Reports filed prior to the date hereof or as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the Knowledge of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, tradenames, copyrights, servicemarks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (iii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, with respect to every syndication of property that was intended to allow investors to claim a low income housing tax credit or similar tax credit, the property so syndicated is eligible for the relevant credit in an amount no less than the amount that it was intended to produce.

                  (j) Takeover Statutes. No restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (each a "Takeover Statute") (including Sections 3-602 and 3-702 of the Maryland Code) or any restrictive provision of any applicable anti-takeover provision in the Company's charter and bylaws is, or at the Effective Time will be, applicable to the Company, Parent, the Shares, the Merger, the Voting Agreement or the other transactions contemplated by this Agreement.

                  (k) Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof: (i) the Company and its Subsidiaries have materially complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance which is reasonably likely to require remediation under any applicable Environmental Law; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with any Hazardous Substance which could reasonably be expected to require remediation under any applicable Environmental Law during the period of ownership or operation by the Company or any of its Subsidiaries;
(iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property which is reasonably likely to require remediation under applicable Environmental Laws; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that the Company or any of its Subsidiaries may be in material violation of or subject to liability under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or any material indemnity or other material agreement with any third party relating to any Environmental Law or Hazardous Substances; and (vii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law.

                  As used herein, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or common law, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

                  (l) Taxes. The Company, and each of its Subsidiaries (which, for the purposes of this Section 5.1(l) shall include any predecessor of any Subsidiary) (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are shown as due and payable on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to pay without the filing of a Tax Return; (iii) have paid all other charges, claims and assessments received to date in respect of Taxes other than those being contested in good faith for which provision has been made in accordance with U.S. GAAP on the most recent balance sheet included in the Company Reports; (iv) have withheld from amounts owing to any employee, creditor or other person all material Taxes required by law to be withheld and have paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable; (v) as of the date hereof, have neither extended nor waived any applicable statute of limitations with respect to United States federal or state income or franchise Taxes and have not otherwise agreed to any extension of time with respect to a United States federal or state income or franchise Tax assessment or deficiency;
(vi) have never been members of any consolidated group for income tax purposes other than the consolidated group of which the Company is the common parent; and
(vii) are not parties to any tax sharing agreement or arrangement other than with each other. As of the date hereof, there are not pending or threatened in writing any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of the Company or any Subsidiary. There are not any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. No liens for Taxes exist with respect to any of the assets or properties of the Company or its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the assets of each Company Separate Account are adequately diversified within the meaning of Section 817(h) of the Code. Each of the Company Insurance Companies is treated for federal tax purposes, as the owner of the assets underlying the respective life insurance contracts and annuity contracts that such insurer has issued, entered into or sold. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended September 30, 1997, 1996 and 1995.

                  As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, premium, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or governmental levies of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                  (m) Intellectual Property.

                  (i) Except as disclosed in Company Reports filed prior to the date hereof or as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect: the Company does not have Knowledge of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the

Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (B) against the use by the Company or any of its Subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or
(D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries.

                  (ii) As used in this Agreement, the term (x) "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials; (y) "Third-Party Intellectual Property Rights" means any third-party patents, trademarks, trade names, service marks and copyrights; and (z) "Company Intellectual Property Rights" means the patents, registered and material unregistered trademarks, trade names and service marks, registered copyrights, and any applications therefor owned by the Company or any of its Subsidiaries.

                  (n) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Goldman, Sachs & Co. and Wasserstein Perella & Co., Inc. as its financial advisors, the arrangements with which have been disclosed to Parent prior to the date hereof.

                  (o) No Regulatory Disqualifications. To the Knowledge of the Company, no event has occurred or condition exists or, to the extent it is within the reasonable control of the Company, will occur or exist with respect to the Company that, in connection with obtaining any regulatory Consents required for the Merger, would cause the Company to fail to satisfy on its face any applicable statute or written regulation of any applicable insurance regulatory authority, that is, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (p) Insurance Business.

                  (i) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance

Companies (the "Company Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms and marketing materials comply in all material respects with the insurance statutes, regulations and rules applicable thereto. As promptly as practicable following the date of this Agreement, the Company will deliver to Parent Section 5.1(p)(i) of the Company Disclosure Letter which contains a true and complete list of all forms of Company Insurance Contracts that (A) are currently used by any Company Insurance Company or (B) have been used by any Company Insurance Company for business which is still in force.

                  (ii) Each insurance agent, third party administrator, manager, broker and distributor (each an "Agent"), at the time such Agent wrote, sold, produced or managed business for the Company Insurance Companies was duly licensed (for the type of business written, sold, produced or managed) and no such Agent violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any Law applicable to the writing, sale, production or management of business for any Company Insurance Company, except for such failures to be licensed or such violations which have been cured, which have been resolved or settled through agreements with applicable Governmental Entities or which are barred by an applicable statute of limitations, or that, individually or in the aggregate, have not had or are not reasonably likely to have a Company Material Adverse Effect.

                  (iii) As promptly as practicable following the date of this Agreement, the Company will deliver or make available to Parent a true and complete copy of all actuarial reports prepared by the Company's actuaries, and any actuarial reports prepared by other actuaries, independent or otherwise, with respect to any Company Insurance Company since December 31, 1995, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the Knowledge of the Company, the information and data furnished by the Company or any Company Insurance Company to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects. Furthermore, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company Insurance Companies, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                  (iv) To the Knowledge of the Company, except as set forth in
Section 5.1(p)(iv) of the Company Disclosure Letter or as reserved for or disclosed in the Company Reports, or as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect all amounts recoverable under reinsurance, coinsurance or other similar Contracts to which any Company Insurance Company is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible.

                  (v) Promptly following the date of this Agreement, the Company will deliver to Parent true and complete copies of all analyses, reports and other data prepared by the Company or any Company Insurance Company or submitted by the Company or any Company Insurance Company to any insurance regulatory authority or received by the Company or any Company Insurance Company relating to risk-based capital calculations or IRIS ratios for the years ended December 31, 1997 and 1996.

                  (vi) Promptly following the date of this Agreement, the Company will deliver to Parent a true and correct list on a per risk and aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance and reinsurance policies written or entered into by any Company Insurance Company since December 31, 1995.

                  (vii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all annuity contracts and life insurance policies issued by a Company Insurance Company meet all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies. Except as set forth in Section 5.1(p)(vii) of the Company Disclosure Letter, which the Company will deliver to Parent promptly following the date of this Agreement, there are no material "hold harmless" indemnification agreements respecting the tax qualification or treatment of any product or plan sold, issued, entered into or administered by the Company Insurance Companies, and there have been no claims asserted by any Person under such "hold harmless" indemnification agreements set forth in Section 5.1(p)(vii) of the Company Disclosure Letter.

                  (q)      Liabilities and Reserves.

                  (i) The reserves carried on the books of each Company Insurance Company for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such Company SAP Statements, in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Insurance Company, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Promptly following the date of this Agreement, the Company will deliver or make available to Parent true, correct and complete copies of the actuarial valuation reports delivered to the insurance department of the domiciliary state of each Company Insurance Company for the years ended December 31, 1997 and 1996. Promptly following the date of this Agreement, the Company will deliver or make available to Parent copies of all work papers used as the basis for establishing the reserves for the Company and the Company Insurance Companies at December 31, 1997 and December 31, 1996, respectively, as well as all reports with respect to the adequacy of such reserves.

                  (ii) Except for regular periodic assessments in the ordinary course of business or as reserved for or disclosed in the Company Reports, no claim or assessment is pending nor, to the Knowledge of the Company, threatened against any Company Insurance Company by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (r) Separate Accounts.

                  (i) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each separate account maintained by a Company Insurance Company (a "Company Separate Account") is duly and validly established and maintained under the laws of its state of formation and is either excluded from the definition of an investment company pursuant to Section 3(c)(11) of the 1940 Act or is duly registered as an investment company under the 1940 Act. Except as otherwise would not, individually or in the aggregate, have a Company Material Adverse Effect, each such Company Separate Account, if registered, is operated in compliance with the 1940 Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted. Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company Insurance Contracts under which the Company Separate Accounts assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and any such registration statement is currently in effect to the extent necessary to allow the appropriate Company Insurance Company to receive contributions under such policies. Such registration statements, at the time that each become effective, contained no untrue statement of a material fact, and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each prospectus, statement of additional information, or private placement memorandum, as amended or supplemented, relating to any registered separate account and all supplemental advertising material relating to any registered separate account since January 1, 1995, as of their respective mailing dates or dates of use (A) contained no untrue statement of material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) complied with applicable law including but not limited to, state insurance laws, state securities laws, rules of the NASD, the Securities Act and the 1940 Act, except for such instances of non-compliance which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (s) Material Contracts. All of the material Contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto are described in the Company Reports or filed as exhibits thereto, respectively, and are in full force and effect. Promptly following the date of this Agreement, true and complete copies of all such material Contracts will be delivered or made available by the Company to Parent. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such Contract except for such breaches and defaults as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is party to any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries or, except as specifically identified on Section 5.1(s) of the Company Disclosure Letter, assuming the consummation of the transactions contemplated by this Agreement, Parent or any of its Subsidiaries to (A) sell any products or services of or to any other person, (B) engage in any line of business or (C) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries.

                  (t) Year 2000 Compliance. The software and hardware operated by the Company and the Company Insurance Companies are capable of providing or are being adapted or replaced to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except for the failure to have such capability which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (u) Investment Contracts, Funds and Clients.

                  (i) Certain of the Company's Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services (each Contract for such services being referred to as an "Investment Contract", each other party thereto being referred to as a "Client", and each Client which is registered as an investment company under the 1940 Act being referred to as a "Fund Client") to the Fund Clients, a complete list of which has previously been made available by the Company to Parent. Each of the Fund Clients (or the trust of which it is a series) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. The Boards of Trustees or Directors of the Fund Clients operate in all material respects in conformity with the requirements and restrictions of Sections 9, 10 and 16 of the 1940 Act.

                  (ii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each of the Fund Clients is in compliance with all applicable laws of the SEC, the NASD, the IRS and any other governmental agency or self-regulatory body having jurisdiction over such Fund Client or its distributor or investment adviser and of any state in which such Fund Client is registered, qualified or sold and with its Prospectus and Statement of Additional Information. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each Fund Client has elected to be treated as, and has qualified as, a "regulated investment company" under subchapter M of Chapter 1 of Subtitle A of the Code. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each Fund Client that is intended to be a tax-exempt municipal bond fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein.

                  (iii) Each of the Company's Subsidiaries (each an "Advisory Entity" and, collectively "Advisory Entities"), a complete list of which has previously been made available by the Company to the Parent, that provides investment management, investment advisory or sub-advisory services to any Fund Client or any other Person (each an "Advisory Client") is duly registered with the SEC as an investment adviser and is not subject to state regulation. The Company is not an Advisory Entity. No Advisory Client is exempt from registration under the 1940 Act by virtue of Sections 3(c)(1), 3(c)(7) or (except Company Separate Accounts) 3(c)(11).

                  (iv) Each Fund Client and Advisory Entity has operated and is currently operating in compliance with all laws, rules, regulations and orders applicable to it or its business except for such noncompliance as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Each Advisory Entity has been and is in compliance with each Investment Contract to which it is a party, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (v) The accounts of each Advisory Client subject to ERISA have been managed by the applicable Company Subsidiary in compliance in all material respects with the applicable requirements of ERISA.

                  (v) Company Broker/Dealers.

                  (i) The Company operates its broker/dealer operations exclusively through Advantage Capital Corporation, Royal Alliance Associates, Inc., SunAmerica Securities, Inc., Sentra Securities Corporation, SunAmerica Capital Services, Inc., Spelman & Co., Inc. and FSC Securities Corporation (collectively, the "Company Broker/Dealers"). Each Company Broker/Dealer that is required to be registered as a broker-dealer with the SEC or under applicable state laws, is so registered and is registered with each other Governmental Entity with which it is required to register in order to conduct its business as now conducted, and is and has been since January 1, 1995 in full compliance with all applicable Laws thereunder, except for any failures to register or comply which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Each Company Broker/Dealer is a member organization in good standing of the NASD and such other organizations in which its membership is required in order to conduct its business as now conducted except such failures to be in good standing or such memberships the failure to have or maintain which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                  (ii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Company Broker/Dealer is, nor is any "associated person" of it, subject to a "statutory disqualification" (as such terms are defined in the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the Company as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15,
Section 15B or Section 15C of the Exchange Act and, to the Company's Knowledge, there are no proceedings or investigations pending by any Governmental Entity or self-regulatory organization that is reasonably likely to result in any such censure, limitations, suspension or revocation.

                  (iii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, since its inception, each Company Broker/Dealer has had net capital (as such term is defined in Rule 15c3-1 under the Exchange Act) that satisfies the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which such company conducts business.

                  (w) Pooling of Interests; Reorganization. As of the date of this Agreement, the Company has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368(a) of the Code.

                  (x) Derivatives. If the Company and its Subsidiaries had adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133") as of the date of this

Agreement, each financial instrument or other financial contract held by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party and that would constitute a "derivative instrument" for the purposes of SFAS 133 would properly be accounted for by the Company under SFAS 133 as a "fair value hedge", "cash flow hedge" or "foreign currency hedge" with respect to the assets or liabilities of the Company or one of its Subsidiaries.

                  5.2. Representations and Warranties of Parent. Except as set forth in the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent hereby represents and warrants to the Company that (it being understood that the words "to the Knowledge of Parent" or "Parent's Knowledge" and any words of similar import shall mean the actual knowledge of the persons whose names are set forth in Section 5.2(a) of the Parent Disclosure Letter; provided, however, when such representations and warranties are given as of the Closing Date as conditions to Closing, such words shall mean to the actual knowledge of such persons after reasonable inquiry of others within Parent and its Subsidiaries):

                  (a) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws or other comparable governing instruments of Parent, each as amended to date. Parent's certificate of incorporation and bylaws so delivered are in full force and effect.

                  As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, operations, properties, business or results of operations of Parent and its Subsidiaries taken as a whole or an effect which is reasonably likely to prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

                  (b) Capital Structure. The authorized capital stock of Parent consists of 2,000,000,000 shares of Parent Common Stock, of which 1,050,001,900 shares outstanding as of the close of business on June 30, 1998 (as adjusted to reflect the stock split effected as a stock dividend paid July 31, 1998), and 6,000,000 shares of Serial Preferred Stock, par value $5.00 per share (the "Parent Preferred Stock"), none of which was outstanding as of the close of business on July 31, 1998. All of the outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable.

                  (c) Corporate Authority.

                  (i) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of the Merger by the holders of at least a majority of the outstanding shares of Parent Common Stock (the "Parent Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                  (ii) The Board of Directors of Parent (A) has unanimously adopted the plan of merger set forth herein and approved this Agreement and the other transactions contemplated hereby, (B) has declared that the Merger and this Agreement and the other transactions contemplated hereby are advisable, and
(C) has received the opinion of its financial advisor, Morgan Stanley & Co., Incorporated, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

                  (iii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

                  (d) Governmental Filings; No Violations.

                  (i) Other than the filings and/or notices (A) pursuant to
Section 1.3, (B) under the HSR Act, the Securities Act, the Exchange Act and the Advisers Act, (C) to comply with state securities or "blue sky" laws, (D) required to be made with the NYSE, the NASD, the Pacific Exchange, Inc. and other applicable self-regulatory organizations, applicable state banking authorities and applicable federal agencies including the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, and (E) the filing of appropriate documents with, and, to the extent necessary, approval of, the respective Commissioners of Insurance of the states of Arizona, California, New York and the insurance authorities of the Cayman Islands and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company, Parent or any of their respective subsidiaries is domiciled or does business, no filings, reports or notices are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                  (ii) The execution, delivery and performance of this Agreement by Parent do not, and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent or the comparable governing instruments of any of Parent's Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries (provided, as to consummation, the filings, reports and notices are made, and approvals are obtained, as referred to in Section 5.2(e)(i)) or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

                  (e) Parent Reports; Financial Statements; Undisclosed Liabilities.

                  (i) Parent has delivered or made available to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1995, including (A) Parent's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Parent Audit Date"), and
(B) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein

(subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. GAAP consistently applied during the periods involved, except as may be noted therein.

                  (ii) Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Parent included in the Parent's Quarterly Report on Form 10-Q for the period ended June 30, 1998, and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1998, neither Parent nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect.

                  (f) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted the business of Parent and its Subsidiaries, taken as a whole, only in, and have not engaged in any transaction material to the Company and its Subsidiaries, taken as a whole, other than according to, the ordinary and usual course of such business, consistent with past practice and there has not been (i) any change in the financial condition, operations, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which Parent has Knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance or that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; or (iii) any material change by Parent in accounting principles, practices or methods other than as required by U.S. GAAP or as disclosed in the Parent Reports filed prior to the date hereof.

                  (g) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations, inquiries or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or (ii) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which Parent has Knowledge that is reasonably likely to result in any claims against, or obligations or liabilities of, Parent or any of its affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                  (h) Compliance with Laws.

                  (i) The business and operations of each Subsidiary of Parent through which Parent conducts its insurance operations (collectively, the "Parent Insurance Subsidiaries") have been conducted in compliance with all applicable Insurance Laws, except where the failure to so conduct such business and operations would not individually or in the aggregate have a Parent Material Adverse Effect. Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, each Parent Insurance Subsidiary and, to Parent's Knowledge, its agents have marketed, sold and issued insurance products in compliance, in all material respects, with all Insurance Laws applicable to the business of such Parent Insurance Subsidiary and such activities and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (A) all applicable prohibitions against withdrawal of business lines, (B) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (C) all applicable requirements relating to insurance product projections and illustrations. In addition, (X) there is no pending or, to the Knowledge of Parent, threatened charge by any insurance regulatory authority that any of the Parent Insurance Subsidiaries has violated, nor any pending or, to the Knowledge of Parent, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect; (Y) none of the Parent Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Parent Insurance Subsidiary (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect; and (Z) the Parent Insurance Subsidiaries have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

                  (ii) Except in each case as is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect: (A) In addition to Insurance Laws, except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws; (B) Except as set forth in the Parent Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same; (C) To the Knowledge of Parent, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof; and

(D) Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted.

                  (i) Year 2000 Compliance. The software and hardware operated by Parent and the Parent Insurance Subsidiaries are capable of providing or are being adapted or replaced to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except for the failure to have such capability which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

                  (j) Takeover Statutes. No Takeover Statute or any restrictive provision of any applicable anti-takeover provision in Parent's certificate of incorporation and bylaws is, or at the Effective Time will be, applicable to Parent, the Merger or the other transactions contemplated by this Agreement.

                  (k) Pooling of Interests; Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368(a) of the Code.

                  (l) Separate Operating Company. As of the date hereof, Parent intends to cause the business of the Company (as operated immediately prior to the Effective Time) to be operated separately from other Subsidiaries of Parent following the Effective Time.


                                   ARTICLE VI

                                    Covenants

                  6.1. Company Interim Operations. The Company covenants and agrees as to itself and each of its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement) or as disclosed in Section 6.1 of the Company Disclosure Letter:

                  (a) its and its Subsidiaries' business shall be conducted in the ordinary and usual course, consistent with past practice (it being understood and agreed that nothing contained herein shall permit the Company to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company and its Subsidiaries or entering into or engaging in new lines of business without Parent's prior written approval), and, to the extent consistent therewith, it and its Subsidiaries shall use their respective best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, agents, regulators, creditors, lessors, employees and business associates;

                  (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries except in connection with the conversion of (x) the Preferred Shares (and the simultaneous conversion of the Depositary Shares), (y) the Security Units and (z) the Class B Shares, as described in Section 6.14, Section 6.15, and the Voting Agreement, respectively; (ii) amend its charter or bylaws or comparable governing instruments; (iii) split, combine or reclassify its outstanding shares of stock;
(iv) authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries and other than regular quarterly cash dividends paid by the Company not in excess of $0.15 per share and regular dividends and distributions on the Preferred Shares and the Security Units pursuant to the terms thereof; or (v) repurchase, redeem or otherwise acquire, except in connection with the Stock Plans and the conversions referred to in clause (i) of this Section 6.1(b), or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

                  (c) neither it nor its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights or agreements of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans or upon conversion of the Preferred Shares (and the simultaneous conversion of the Depositary Shares), the Security Units or the Class B Shares, as described in Section 6.14, Section 6.15 and the Voting Agreement, respectively; or (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) incur any long-term indebtedness (other than replacement debt as it matures) in excess of $250 million, incur any short-term indebtedness which is reflected on the Company's balance sheet (as determined in accordance with U.S.
GAAP) at the end of the financial quarter in which such short-term indebtedness was incurred; or (iv) make or authorize or commit for any capital expenditures other than in amounts less than $25 million in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity (other than in the ordinary course of business) in excess of $50 million; provided, however, that no such acquisition shall be of a controlling interest in any other Person;

                  (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new, or accelerate the vesting or payment of any existing, grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans except in the ordinary course of business consistent with past practice or as may be required by law, or contractual obligations in effect as of the date of this Agreement, or as contemplated by this Agreement, or increase the salary, wage, bonus or other compensation of any employees other than normal base wage and base salary increases in the ordinary and usual course of business;

                  (e) neither it nor any of its Subsidiaries shall (i) settle or compromise any material claims or litigation; (ii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary and usual course of business and within the amounts reflected or reserved on the most recent consolidated financial statements contained in the Company Reports prior to the date hereof; or (iii) except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

                  (f) neither it nor any of its Subsidiaries shall make any material Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

                  (g) neither it nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any Subsidiary or affiliate to (i) sell any products or services of or to any other person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries or affiliates;

                  (h) neither it nor any of its Subsidiaries shall take any action that would cause any representation or warranty of the Company herein to become untrue in any material respect; and

                  (i) neither it nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.

                  6.2. Acquisition Proposals. The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any advisor, investment banker, attorney or accountant retained by it or any of its Subsidiaries) ("Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 50% or more of the assets or voting securities of, the Company and its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and cause its and its Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that the Company may, and may authorize and permit its employees, agents and Representatives to, furnish or cause to be furnished confidential information and may participate in such negotiations and discussions if the Board of Directors of the Company determines in good faith (after having consulted with and considered the advice of outside legal counsel) that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement. The Company will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its officers, directors or its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

                  6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Joint Proxy Statement/Prospectus") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act or (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of Parent and the Company to be held in connection with the Merger, in either such case contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.4. Stockholders Meeting. Each of Parent and the Company will take, in accordance with applicable law and its charter and bylaws, all action necessary to convene a meeting of its respective stockholders (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the Merger. Subject to fiduciary obligations under applicable Law, the Board of Directors of each of Parent and the Company shall recommend such approval and shall take all lawful action to solicit such approval.

                  6.5.     Filings; Other Actions; Notification.

                  (a) Parent and the Company shall promptly prepare and file with the SEC the Joint Proxy Statement/Prospectus, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Joint Proxy Statement/Prospectus to its respective stockholders. Parent shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

                  (b) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports, applications and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent or the Company, as the case may be, of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, is reasonably likely to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other with respect to all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

                  (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

                  (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that, individually or in the aggregate, is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

                  6.6. Pooling. From and after the date hereof and until the Effective Time, none of Parent, the Company, or any of their respective Subsidiaries or other affiliates over which they exercise control, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes.

                  6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers, directors or Representatives access, during normal business hours throughout the period prior to the Effective Time, to the Company's and its Subsidiaries' properties, books, contracts and records and, during such period, shall (and shall cause its

Subsidiaries to) furnish promptly to the other all information concerning the Company's and its Subsidiaries' business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by either of the Company's officers. All such information shall be governed by the terms of the Confidentiality Agreement (as defined in Section 9.7).

                  6.8. Affiliates. Not later than the fifteenth day prior to the mailing of the Joint Proxy Statement/Prospectus, (i) the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting referred to in
Section 6.4, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling of interests method of accounting, and (ii) Parent shall deliver to the Company a list of names and addresses of those Persons who are, in the opinion of Parent, as of the time of the Stockholders Meeting referred to in
Section 6.4, "affiliates" of Parent for the purposes of applicable interpretations regarding the pooling of interests method of accounting. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company, as the case may be, as a Person who may be deemed to be such an affiliate; provided, however, that no such Person identified by Parent or the Company, as the case may be, shall remain on such list of affiliates if Parent or the Company, as the case may be, shall receive from the other party, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent or the Company, as the case may be, to the effect that such Person is not such an affiliate. Parent or the Company, as the case may be, shall exercise its best efforts to deliver or cause to be delivered to the other party, prior to the date of the Stockholders Meeting, from each such affiliate identified in the foregoing lists (as the same may be supplemented as aforesaid) a letter dated as of the Stockholders Meeting substantially in the form attached as Exhibit A-1 in the case of clause (i) above and in the form attached as Exhibit A-2 in the case of clause (ii) above (collectively, the "Affiliates Letter"). Parent shall use its reasonable best efforts to publish, not later than 45 days after the end of the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by and in accordance with the terms of SEC Accounting Series Release 135. Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

                  6.9. Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Common Shares, the Depositary Shares and the Security Units to be de-listed from the NYSE and the Pacific Exchange, Inc. and de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  6.10. Publicity. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

                  6.11. Benefits.

                  (a) Stock Options and Other Awards.

                  (i) At the Effective Time, each Company Option whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the Common Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

                  (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the relevant Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form (or shall cause such Company Option to be deemed to be an option issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have previously been registered pursuant to an appropriate registration form) with respect to the Parent Common Stock subject to such Company Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

                  (iii) At the Effective Time, each other right with respect to the Common Shares (a "Company Award"), whether vested or unvested, shall be deemed to constitute a right to receive or acquire, on the same terms and conditions as were applicable under the Company Award, the same number of shares of Parent Common Stock as the holder of such Company Award would have been entitled to receive pursuant to the Merger had such holder received such Company Award in full immediately prior to the Effective Time (rounded to the nearest whole number). Effective at the Effective Time, Parent shall assume each Company Award in accordance with the terms of the relevant Stock Plan under which it was issued and the award agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock with respect to the Company Awards assumed by it in accordance with this Section 6.11(a).

                  (b) Employee Benefits.

                  (i) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its Subsidiaries (the "Company Employees") will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of Shares) that are substantially similar in the aggregate than those currently provided by the Company and its Subsidiaries to such employees.

                  (ii) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, recognize each Company Employee's service with the Company and any of its Subsidiaries, including any service credit with other entities acquired by the Company and its Subsidiaries (to the extent recognized under the Compensation and Benefit Plans), prior to the Effective Time, as service with the

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



Surviving Corporation in connection with (A) any welfare benefit plan for all purposes (other than benefit levels or amounts) and (B) any pension plan for purposes of eligibility, vesting and benefit entitlement (but not benefit accruals or the amount or level of employer contributions), in which such Company Employee is eligible to participate following the Effective Time. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (Y) cause any pre-existing condition or limitation and any eligibility waiting periods (to the extent such limitations or waiting periods did not apply to the Company Employees under the Compensation and Benefit Plans) under any group health plans of Parent or any of its Subsidiaries to be waived with respect to Company Employees and their eligible dependents and (Z) to give each Company Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or such later date on which participation commences) during the applicable plan year.

                  (iii) Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date hereof, all employment or severance agreements entered into by the Company or adopted by the Board of Directors of the Company prior to the date hereof and all employment agreements and amendments thereto authorized by the Board of Directors on or prior to the date hereof and set forth on Section 5.1(h) of the Company Disclosure Letter and the other actions set forth on or permitted by Section 5.1(h) of the Company Disclosure Letter. Nothing herein shall prevent Parent from terminating any Compensation and Benefit Plan (other than any Company severance plan or policy prior to the first anniversary of the Effective Time) in accordance with their terms and subject to applicable law.

                  (iv) Prior to the Effective Time, the Company shall take such actions as may be necessary such that each outstanding limited stock appreciation right under the Stock Plans does not become exercisable with respect to the transactions contemplated by this Agreement.

                  (v) The Company agrees to take such actions as may be necessary to provide that the exercise date in respect of the offering period under the Company's 1997 Employee Stock Purchase Plan (the "1997 ESPP") in which falls the Effective Time shall be accelerated, and all unexercised options granted in respect of such offering period shall be exercised immediately prior to the Effective Time. The Company further agrees to take all such actions as may be necessary to terminate the 1997 ESPP as of the Effective Time and in connection therewith cease all further offerings and payroll deductions under the 1997 ESPP.

                  6.12. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in
Section 8.4(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Joint Proxy Statement/Prospectus and the S-4 Registration Statement shall be shared equally by Parent and the Company.

                  6.13. Indemnification; Directors' and Officers' Insurance.

                  (a) From and after the Effective Time, Parent agrees that it will (to the fullest extent permitted by Delaware law and the Charter) indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Maryland law and its charter or bylaws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides (i) a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and (ii) an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which Parent will not unreasonably withhold; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (c) The Surviving Corporation shall maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage ("D&O Insurance") for a period of four years after the Effective Time so long as the annual premium therefor is not in excess of 150% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, if the existing D&O Insurance expires, is terminated or cancelled during such four year period, the Surviving Corporation will use all reasonable efforts to obtain D&O Insurance for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium.

                  (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                  6.14. Preferred Shares and Depositary Shares. The Company shall take all necessary action to call for redemption all of the outstanding Preferred Shares and Depositary Shares (and shall comply with all provisions relating thereto, including the notice provisions thereof) so that such securities are redeemed prior to or on October 31, 1998 and shall deliver to the holders thereof in exchange therefor Common Shares in accordance with the terms thereof.

                  6.15. Security Units. The Company shall take all necessary action to call for redemption all of the outstanding Security Units (and shall comply with all provisions relating thereto, including the notice provisions thereof) so that such securities are redeemed prior to or on the day prior to the Effective Time and shall deliver to the holders thereof in exchange therefor Common Shares in accordance with the terms thereof.

                  6.16. Other Actions by the Company and Parent.

                  (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, or the Voting Agreement or by the Merger, as the case may be, and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  (b) Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Common Shares so that holders of Common Shares do not receive dividends on both Common Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Common Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

                  6.17. Compliance with 1940 Act Section 15.

                  (a) Prior to the Closing, the Company shall use all commercially reasonable efforts to ensure compliance with Section 15(f) of the 1940 Act, so that the transactions contemplated by this Agreement will be in compliance at the Closing with Section 15(f) of the 1940 Act, including, to assure that at the time of the Closing at least 75% of the Board of Directors or Trustees of each Fund Client are not "interested persons" (as such term is defined in the 1940 Act) of the Surviving Corporation or the Company.

                  (b) Parent will use all commercially reasonable efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act as it applies to the transactions contemplated by the Agreement. From and after the Closing, Parent shall conduct the business of the Surviving Corporation, so as to assure that, insofar as within the control of Parent:

                  (i) for a period of three years after the Closing Date, at least 75% of the members of the Board of Directors or Trustees of each Fund Client which enters into a replacement Investment Contract with an Advisory Entity that constitutes an investment advisory agreement are not (A) "interested persons" of the Surviving Corporation, or (B) "interested persons" of the Company; and

                  (ii) there is not imposed on any Fund Client an "unfair burden" (within the meaning of Section 15(f) of the 1940 Act) as a result of the transactions contemplated by this Agreement, or any express or implied terms, conditions or understandings applicable thereto.

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



                  6.18. Fund Client Contracts. The Company shall use its best efforts to cause (a) the consideration and due approval by the Board of Directors of each Fund Client, (b) to the extent required by the 1940 Act, the consideration and due approval by such Fund Client's securityholder, of a new Investment Contract (or, where permitted, approval of continuation of the existing Investment Contract) with the same Advisory Entity (or in the case of the Company, the Surviving Corporation) to become effective upon the Closing, in each case, on the same material terms as in effect on the date hereof under such Investment Contract for the performance by the relevant Advisory Entity of investment management, investment advisory, investment subadvisory, distribution or administration services and (c) to the extent necessary, the preparation and filing of an application with the SEC for exemptive relief under Section 15(a) of the 1940 Act to permit each Fund Client to operate under such new Investment Contract prior to such securityholder approval.

                  6.19. Non-Fund Advisory Contracts. The Company or relevant Advisory Entity shall notify each Client other than Fund Clients (an "Advisory Client") of the transactions contemplated by this Agreement and use its best efforts to obtain, prior to the Closing, the consent of each Advisory Client to the "assignment" (as such term is used in the Advisers Act) of its Investment Contract involving investment advisory services as a result of the transactions contemplated hereby in a form reasonably satisfactory to Parent. The Company and Advisory Entity shall consult with Parent regarding all written communications with Advisory Clients concerning the obtaining of such assignments.

                  6.20. Qualification of the Fund Clients; Fund Client Boards. Subject to applicable fiduciary duties to the Fund Clients, the Company will use its best efforts to cause the Fund Clients to take no action (i) that would prevent any Fund Client from qualifying as a "regulated investment company", within the meaning of Section 851 of the Code, or (ii) that would be inconsistent with any Fund Client's prospectus and other offering, advertising and marketing materials.

                  6.21. Board of Directors of Parent. At the Effective Time, Parent shall cause to be elected to the Board of Directors of Parent two (2) persons to be designated by the Company and reasonably acceptable to Parent.

                  6.22. Delivery of Disclosure Information. As promptly as practicable following the date of this Agreement, the Company will deliver to Parent those Sections of the Company Disclosure Letter as contemplated in
Section 5.1 and, in each case, such disclosure shall be identified by the corresponding sections or subsections of Section 5.1 to which such disclosure relates, it being hereby agreed by the parties hereto that such disclosure information shall not modify any of the Company's representations set forth in
Section 5.1 and shall not be taken into account for purposes of determining whether Section 7.2(a) has been satisfied.

                  6.23. SunAmerica Inc. The Company shall cooperate with Parent and take all steps reasonably necessary to protect and if necessary to assign to Parent, all of the Company's right, title and interest in and to, the Intellectual Property associated with SunAmerica Inc.

                  6.24. Thrift Application. At the request of Parent, the Company shall promptly withdraw any applications made to any applicable regulatory authority to convert Resources Trust Company to a thrift.


                                   ARTICLE VII

                                   Conditions

                  7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been adopted and the Merger shall have been duly approved by the holders of Common Shares and Class B Shares constituting the Company Requisite Vote and by the holders of Parent Common Stock constituting the Parent Requisite Vote.

                  (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act and applicable Insurance Laws shall have expired or been terminated, and, other than the filing provided for in
Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries or affiliates (as such term is defined in the Exchange Act) from any Governmental Entity (collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby shall have been made or obtained (as the case may be).

                  (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise

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



prohibits consummation of the Merger (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

                  (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC.

                  (f) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated hereby.

                  (g) Pooling of Interests. The Company and Parent shall each have received a letter from their respective independent accountants addressed to the Company or Parent, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

                  (h) Affiliates Letters. Each of Parent and the Company shall have received an Affiliates Letter from each Person identified as an affiliate of the other pursuant to Section 6.8.

                  7.2. Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect", "material" or similar qualifications) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect", "material" or similar qualifications) would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the Chairman and Chief Executive Officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chairman, President and Chief Executive Officer of the Company to such effect.

                  (c) Consents. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consents or approvals, is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; and no such consent or approval, and no Governmental Consent shall impose any condition or conditions relating to, or requiring changes or restrictions in, the operations of any asset or businesses of the Company, Parent or their respective Subsidiaries which is reasonably likely to materially and adversely impact the economic or business benefits to Parent and its Subsidiaries of the transactions contemplated by this Agreement.

                  (d) Tax Opinion. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange all of their Common Shares solely for shares of Parent Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock). In rendering such opinion, Sullivan & Cromwell may rely upon and require such certificates of the Company and Parent and/or their officers or principal stockholders as are customary for such opinions.

                  (e) Client Approvals. The approvals contemplated in Sections
6.18 and 6.19 shall have been obtained for Fund Clients and Advisory Clients representing at least 80% of the total assets, as of the date hereof, subject to Investment Contracts with all of the Company's Fund Clients and Advisory Clients.

                  7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to "Parent Material Adverse Effect", "material" or similar qualifications) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Parent Material Adverse Effect", "material" or similar qualifications) would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents or approvals is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                  (d) Tax Opinion. The Company shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code,
(ii) each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange all of their Common Shares solely for shares of Parent Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock). In rendering such opinion, Watchell, Lipton, Rosen & Katz may rely upon and require such certificates of the Company and Parent and/or their officers or principal stockholders as are customary for such opinions.


                                  ARTICLE VIII

                                   Termination

                  8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

                  8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned (i) by action of the Board of Directors of either Parent or the Company if the Merger shall not have been consummated by June 30, 1999, whether such date is before or after the date of approval by the stockholders of the Company (the "Termination Date"), (ii) by action of the Board of Directors of either Parent or the Company if the Company Requisite Vote shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (iii) by action of the Board of Directors of either Parent or the Company if the Parent Requisite Vote shall not have been obtained at a meeting duly convened therefore or at any adjournment or postponement thereof, (iv) at any time prior to the Effective Time (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by action of the Board of Directors of either Parent or the Company, as the case may be, in the event of any of (A) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 7.2(a) or 7.3(a), as the case may be), which breach cannot be or has not been cured within 20 days after the giving of written notice to the breaching party of such breach; (B) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 20 days after the giving of written notice to the breaching party of such breach; or (C) a Company Material Adverse Effect exists (in which case Parent may terminate this Agreement) or a Parent Material Adverse Effect exists (in which case the Company may terminate this Agreement), or (v) by action of the Board of Directors of either Parent or the Company if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company or Parent); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

                  8.3. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Parent referred to in
Section 7.1(a), by action of the Board of Directors of Parent if the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement contemplated by Section 6.4 or failed to reconfirm such recommendation of this Agreement within five business days after a written request by Parent to do so.

                  8.4. Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

                  (b) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.2(i), Section 8.2(ii) or Section 8.3 and, prior to the date of such termination, any Person (other than Parent) has made to the Company or any of its Subsidiaries a bona fide Acquisition Proposal or shall have publicly announced an intention (whether or not conditional) to make a proposal or offer relating to an Acquisition Proposal, then the Company shall pay Parent, no later than two days after the earlier to occur of (i) the date of entrance by the Company or any of its Subsidiaries into an agreement concerning a transaction that constitutes an Acquisition Proposal or (ii) the date any Person (other than Parent) purchases 50% or more of the assets or any voting securities of the Company and its Subsidiaries (provided that the entering of any definitive agreement referred to in clauses (i) and (ii) of this sentence is entered into by the Company or any of its Subsidiaries, or if there is no such agreement with respect to a purchase contemplated by clause (ii), any tender, exchange or other offer or arrangement for the Company's voting securities is first publicly disclosed, within 18 months of such termination of this Agreement), a termination fee of $500 million. In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.2(iii), then Parent shall pay the Company, no later than two days after this Agreement has been terminated, a termination fee of $500 million.


                                   ARTICLE IX

                            Miscellaneous and General

                  9.1. Survival. This Article IX and the agreements of the Company and Parent contained in Sections 6.9 (Stock Exchange Listing and De-listing), 6.11 (Benefits) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company and Parent contained in Section 6.12 (Expenses),
Section 8.4 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                  9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                  9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES
THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER

THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                  9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  if to Parent

                  70 Pine Street,
                  New York, New York 10270.
                  Attention: General Counsel
                  facsimile:  (212) 514-6894

                  (with a copy to Neil T. Anderson, Esq.,
                  Sullivan & Cromwell,
                  125 Broad Street, New York, NY  10004.
                  facsimile:  (212) 558-3588.)

                  if to the Company

                  1999 Avenue of the Stars, 38th Floor,
                  Los Angeles, California 90067.
                  Attention: General Counsel
                  facsimile:  (310) 772-6565

                  (with a copy to Craig Wasserman, Esq.,
                  Wachtell, Lipton, Rosen & Katz,
                  51 West 52nd Street,
                  New York, New York 10019.
                  facsimile: (212) 403-2000)

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement, dated July 27, 1998, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

                  9.8. No Third Party Beneficiaries. Except as provided in
Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

                  9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise.

                  9.13. Right to Revise Form of Merger. Notwithstanding anything to the contrary contained in this Agreement, the parties may mutually agree to revise the form of the Merger to the extent they determine such a change to be desirable to provide for a forward or reverse merger of the Company with a newly formed wholly owned subsidiary of Parent provided any such change does not affect the consideration to be received by holders of the Common Shares, cause any material delay in the consummation of the Merger or adversely affect the ability of the Merger to qualify as a reorganization under the provisions of
Section 368(a) of the Code.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                             SUNAMERICA INC.



                             By:      /s/  Eli Broad
                                 Name:   Eli Broad
                                 Title:     Chairman, President and Chief
                                                Executive Officer


                             AMERICAN INTERNATIONAL GROUP, INC.



                             By:      /s/  M. R. Greenberg
                                 Name:   M. R. Greenberg
                                 Title:     Chairman and Chief Executive Officer

                                                                       EXHIBIT A

                            [INTENTIONALLY OMITTED]

                                                                     EXHIBIT A-1

                           [FORM OF AFFILIATE LETTER]


                                                          [Date]


American International Group, Inc.
70 Pine Street
New York, New York 10270

Ladies and Gentlemen:

                  I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of SunAmerica Inc., a Maryland corporation (the "Company"), as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and as such term is defined for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of August 19, 1998, as it may be amended, supplemented or modified from time to time (the "Merger Agreement"), between the Company and American International Group, Inc., a Delaware corporation ("Parent"), the Company will be merged with and into Parent (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  In consideration of the agreements contained herein, Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Common Stock, par value $1.00 per share, of the Company (the "Company Common Stock"), of Non-Transferable Class B Stock, par value $1.00 per share, of the Company (the "Non-Transferable Class B Stock") or of any Transferable Class B Stock, par value $1.00 per share, of the Company (the "Transferable Class B Stock" and, together with the Non-Transferable Class B Stock, the "Class B Stock") into which such Non-Transferable Class B Stock converts, from the period beginning on the date that is 30 days prior to the date of the Closing (as defined in the Merger Agreement) and ending at the earlier of the Effective Time (as defined in the Merger Agreement) or the termination of the Merger Agreement and (ii) I will not make any sale, transfer or other disposition of any shares of Common Stock, par value $2.50 per share, of Parent (the "Parent Common Stock") received by me pursuant to the Merger in violation of the Securities Act or the rules and regulations thereunder. I have been advised that the issuance of the shares of Parent Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the shareholders of the Company, the Parent Common Stock received by me may be disposed by me only (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

                  I also understand that instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be received by me pursuant to the Merger and that there may be placed on the certificates representing such shares of Parent Common Stock, or any substitutes therefor, a legend stating in substance as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

                  It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to Parent an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

                  I further understand and agree that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  I further hereby represent, warrant and agree that I will not, from and after the 30 days prior to the Effective Time, make any sale, transfer or other disposition of, or reduce any risk relative to the Parent Common Stock, or any other shares of the capital stock of the Company, until after such time as financial results covering at least 30 days of post-Merger operations of Parent (including the combined operations of the Company and Parent) have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  This letter agreement constitutes the complete understanding between Parent and me concerning the subject matter hereof. The undersigned acknowledges that it has carefully reviewed this letter agreement and understands the requirements hereof and the limitations imposed upon the sale, transfer or other disposition of Company Common Stock, Class B Stock and Parent Common Stock. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.

                  If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                                     Very truly yours,


                                                     By:_______________________
                                                           Name:
                                                           Address:


Accepted this ___ day
of _________, 1998

AMERICAN INTERNATIONAL
GROUP, INC.



By:_______________________
      Name:
      Title:

                                                                     EXHIBIT A-2


                        FORM OF POOLING AFFILIATE LETTER



                                                              [Date]





American International Group, Inc.
70 Pine Street
New York, New York  10270

Ladies and Gentlemen:

                  I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of American International Group, Inc., a Delaware corporation (the "Parent"), as such term is defined for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 19, 1998, as it may be amended, supplemented or modified from time to time (the "Merger Agreement"), between SunAmerica Inc., a Maryland corporation (the "Company") and Parent, the Company will be merged with and into Parent (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  In consideration of the agreements contained herein, Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that I will not, from and after the 30 days prior to the Effective Time, make any sale, transfer or other disposition of, or reduce any risk relative to, the Common Stock, par value $2.50 per share, of Parent (the "Parent Common Stock"), or any other shares of the capital stock of the Company, until after such time as financial results covering at least 30 days of post-Merger operations of Parent (including the combined operations of the Company and Parent) have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations.

                  I further understand and agree this letter agreement shall apply to all Parent Common Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  This letter agreement constitutes the complete understanding between Parent and me concerning the subject matter hereof. The undersigned acknowledges that it has carefully reviewed this letter agreement and understands the requirements hereof and the limitations imposed upon the sale, transfer or other disposition of Parent Common Stock. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.

                  If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                                     Very truly yours,



                                                     By:_______________________
                                                           Name:
                                                           Address:


Accepted this ___ day
of _________, 1998

AMERICAN INTERNATIONAL GROUP, INC.


By:_______________________
      Name:
      Title:



                                       A-2